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                             EXHIBIT 99.B1b

                          ARTICLES OF AMENDMENT
                                 TO THE
                         ARTICLES OF INCORPORATION
                         OF SM&R CAPITAL FUNDS, INC.

      Pursuant to the provisions of Article 2-604 of the Maryland General Corporation Law, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                               ARTICLE ONE
      The name of the Corporation is SM&R CAPITAL FUNDS, INC.

                               ARTICLE TWO
      The name of the American National Reserve Asset Fund Series, referenced in Article V, Section 2 of the Articles of Incorporation, is changed to American National Primary Fund Series.

                              ARTICLE THREE
       The Directors of the Corporation unanimously passed a resolution (the "Directors' Resolution") in a Board of Directors' meeting on February 18, 1992 recommending that the Articles of Incorporation be amended to changed the name of the American National Reserve Asset Fund Series to the "American National Primary Fund Series."

                               ARTICLE FOUR
      The Directors' Resolution also declared that such an amendment is advisable and directed that such amendment be submitted for approval by the sole Shareholder of the Corporation.

                               ARTICLE FIVE
      The sole Shareholder of the Corporation, Securities Management and Research, Inc., approved the amendment of the Articles of Incorporation by written consent dated March 5, 1992.

EXECUTED AND ACKNOWLEDGED, THIS THE 11TH DAY OF MARCH, 1992.


                                          STEVEN H. STUBBS, PRESIDENT

ATTESTED:

TERESA E. AXELSON, SECRETARY

I, the undersigned, Secretary of SM&R CAPITAL FUNDS, INC., do hereby certify that the Board resolution described herein was duly adopted by the Board of Directors of SM&R CAPITAL FUNDS, INC.

And I do further certify that the resolution has never been rescinded or reconsidered and still remains in force.

And I do further certify that the shareholder consent described above was duly given.

In witness whereof, I have hereunto sub scribed my name and affixed the seal of the Corporation, this the 11th day of March, 1992.

                                       TERESA E. AXELSON, SECRETARY

SUBSCRIBED AND SWORN TO BEFORE ME this the 11th day of March, 1992.

                                          MARY E. HEY
                                       Notary Public for State of Texas